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                                                            Exhibit 10.25

                                SECOND AMENDMENT

                                       TO

                       THE QUEST DIAGNOSTICS INCORPORATED

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

         Quest Diagnostics Incorporated (the "Employer") has adopted the following Second Amendment to the Quest Diagnostics Incorporated Supplemental Deferred Compensation Plan (the "Plan"), effective as specifically indicated.

                               W I T N E S S E T H

         WHEREAS, Section 8.1 of the Plan permits the Employer to amend the Plan; and

         WHEREAS, the Employer desires to amend the Plan, effective January 1, 2002, to reflect an administrative change in the commencement date of deferrals and to change the period of suspension of deferrals from 12 months to six months for a Participant who has made a hardship withdrawal under the Profit Sharing Plan of Quest Diagnostics Incorporated; and effective January 1, 2003, to change the formula for crediting Employer Contributions and to provide that no portion of an Employer Contribution credited on or after January 1, 2003 will automatically be treated as though invested in Employer Stock, but that the portion of Employer Contributions credited before January 1, 2003 that was treated as though invested in Employer Stock will continue to be so treated.

         NOW, THEREFORE, the Plan is amended as follows:


                                  FIRST CHANGE

         Effective January 1, 2002, Section 3.1(c) (as it read under the First Amendment to the Plan) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

(c) A salary reduction agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to


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         all services performed in the Plan Year subsequent to the filing of such an election. Any subsequent election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's Account prior to the effective date of any subsequent election will not be affected.

         If a Participant's Compensation for a Plan Year goes above the Section 401(a)(17) Limit on account of payment of non-Bonus Compensation, then deferrals pursuant to his election shall commence as of the payroll period coincident with or next following the payroll period in which the Participant's Compensation goes above the Section 401(a)(17) Limit. If a Participant's Compensation for a Plan Year goes above the Section 401(a)(17) Limit on account of payment of Bonus, then deferrals pursuant to his election shall commence as of the payroll period in which the Participant's Compensation goes above the Section 401(a)(17) Limit (but deferrals shall be made only on Compensation in excess of the Section 401(a)(17) Limit).

         Subject to the claims of the Employee's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to his Deferral Contributions.


                                  SECOND CHANGE

         Effective January 1, 2002, Section 3.1(d) (as it read under the First Amendment to the Plan) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

(d) The Employer shall credit an amount to the Account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may an election to defer Compensation be adopted retroactively. A Participant may not revoke or change an election to defer Compensation for a Plan Year during that year; provided, however, that a Participant who has made a hardship withdrawal under the Profit Sharing Plan of Quest Diagnostics Incorporated may not defer Compensation under this Plan for a period of six months from the date of the withdrawal.


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                                  THIRD CHANGE

         Effective January 1, 2003, Section 3.2 (as it read under the First Amendment to the Plan) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

3.2. EMPLOYER CONTRIBUTIONS.

The Employer shall credit an Employer Contribution to the Account maintained on behalf of each Participant who had Deferral Contributions made on his behalf during a payroll period. Notwithstanding the preceding sentence, no Employer Contribution shall be credited to a Participant who is also a participant in the Quest Diagnostics Transferee Pension Plan. The amount of the Employer Contribution to be credited on behalf of a Participant who is not a Senior Executive shall be equal to 100% of the Deferral Contributions made on behalf of the Participant with respect to such payroll period, but taking into account only those Deferral Contributions made at a rate that does not exceed four (4) percent of the Participant's Compensation in excess of the Section 401(a)(17) Limit. The amount of the Employer Contribution to be credited on behalf of a Participant who is a Senior Executive shall be equal to 100% of the Deferral Contributions made on behalf of the Participant with respect to such payroll period pursuant to Section 3.1(b)(1), but taking into account only those Deferral Contributions made at a rate that does not exceed four (4) percent of the Participant's Compensation (excluding any Bonus deferred pursuant to Section 3.1(b)(2)) in excess of the Section 401(a)(17) Limit. In addition, with respect to the payroll period in which any portion of a Senior Executive's Bonus is deferred pursuant to Section 3.1(b)(2), an additional Employer Contribution shall be credited on behalf of the Senior Executive in an amount equal to 100% of the Deferral Contributions made on behalf of the Participant pursuant to
Section 3.1(b)(2), but taking into account only those Deferral Contributions that do not exceed four (4) percent of the Participant's Bonus deferred pursuant to Section 3.1(b)(2). Subject to the claims of the Employer's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to Employer Contributions made on his behalf.


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                                  FOURTH CHANGE

         Effective January 1, 2003, the first paragraph of Section 5.2 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both. No portion of the Employer Contributions credited to a Participant's Account on or after January 1, 2003 shall automatically be treated as though invested in Employer Stock, but the portion of the Employer Contributions credited to a Participant's Account before January 1, 2003 that was automatically treated as though invested in Employer Stock shall continue, on and after January 1, 2003, to be treated as though invested in Employer Stock.

         IN ALL OTHER RESPECTS, said Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed by its duly authorized officer on this 16th day of December, 2002.



WITNESS:                                QUEST DIAGNOSTICS INCORPORATED




/s/ Leo C. Farrenkopf, Jr.               By: /s/ Richard L. Bevan
-------------------------------          -----------------------------------





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